Exhibit 10.3

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

ARTTOR GOLD LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ARTTOR GOLD LLC (the “LLC” or “Company”) dated as of May 24, 2011 by and among those persons listed on Schedule I hereto (collectively, the “Members”).

W I T N E S S E T H :

WHEREAS, the LLC was formed as a limited liability company pursuant to the Nevada Limited Liability Company Act, Nev. Rev. Stat. Sections 86.011 to 86.590, as amended from time to time (the “Act”); and

WHEREAS, the parties hereto desire to establish herein their respective rights and obligations in connection with forming such limited liability company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the Members hereby agree as follows:

ARTICLE I
ORGANIZATIONAL AND OTHER MATTERS

SECTION 1.01.  Formation.  The LLC was formed as a limited liability company under the provisions of the Act by filing the Articles of Organization with the Secretary of State of the State of Nevada.  Each of the Members listed on Schedule I hereto (collectively, the “Members”) has been admitted to the Company as a Member.  The rights and liabilities of the Members shall be as provided in the Act, except as is otherwise expressly provided herein.

SECTION 1.02.  Name.  The name of the LLC shall be ARTTOR GOLD LLC and the business of the LLC shall be conducted under such name.

SECTION 1.03.  Principal Office.  The principal office of the LLC shall be 1640 Terrace Way, Walnut Creek, California 94597 or such other place as may be determined from time to time by one or more of the Members whose combined Percentage Interest(s) (as defined below) exceed(s) fifty percent (50%) (the “Majority in Interest”).

SECTION 1.04.  Term.  The LLC has commenced on the date of filing of the Articles of Organization, and the term of the LLC shall continue until the dissolution of the LLC as provided by law.

SECTION 1.05.  Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the LLC, and the Members shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member.

ARTICLE II
PURPOSE AND POWERS

SECTION 2.01.  Purpose of the LLC.  The LLC may carry on any lawful business, purpose or activity permitted by the Act.

SECTION 2.02.  Powers of the LLC.  The LLC shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the LLC.

ARTICLE III
CAPITAL CONTRIBUTIONS

Section 3.01.  Capital Contributions.  Each of Edward Karr, Arthur Leger and David Rector has contributed in cash to the LLC an amount of capital equal to $10.00 and Frost Gamma Investments Trust has contributed in cash to the LLC an amount of capital equal to $2,000,000.

ARTICLE IV
CAPITAL ACCOUNTS; TAX ALLOCATIONS AND DISTRIBUTIONS

SECTION 4.01.  Capital Accounts.  The LLC shall maintain a separate capital account for each Member in the manner provided under Treasury Regulation Section 1.704-1(b)(2)(iv).

SECTION 4.02.  Distributions and Allocations.  (a) Subject to Section 4.02(b) hereof, the Majority in Interest shall determine the timing, form and amount of distributions.  Distributions may be made to the Members from Company funds available after the payment of (or provision for) all Company expenses due and payable during the period with respect to which such distribution is being made (or anticipated to be due and payable in future periods).

(b)  Distributions (including liquidating distributions) to Members shall be made to the Members pro rata in accordance with their respective Percentage Interests.  “Percentage Interest” means, with respect to each Member, the amount set forth in Schedule I hereto.

(c)           The income, deductions, gains, losses and credits of the Company shall be allocated among the Members in accordance with their respective Percentage Interests.

(d)           Except as required by Sections 704(b) and 704(c) of the Internal Revenue

Code of 1986 (the “Code”), the allocation among the Members of items of income, deduction, gain, loss and credits of the Company for income tax purposes shall be determined in accordance with the allocations provided in Section 4.01(c) hereof.

(e)  The Company, in the discretion of the Majority in Interest, may make, or not make, “curative” or “remedial” allocations (within the meaning of the Treasury Regulations under Section 704(c) of the Code) including, but not limited to:

(i) “curative” allocations which offset the effect of the “ceiling rule” for a prior taxable year (within the meaning of Treasury Regulation 1.704-3(c)(3)(ii)); and

(ii) “curative” allocations from disposition of contributed property (within the meaning of Treasury Regulation 1.704-3(c)(3)(iii)(B)).

(f)  If the fair market value of any Company asset is to be determined for the purpose of making distributions or allocations pursuant to this Agreement or for any other purpose, such determination shall be by Majority in Interest.

ARTICLE V
MANAGEMENT OF THE LLC

SECTION 5.01.  Management.  The Members shall have complete power and authority to control of the affairs and business of the LLC, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the LLC, including, without limitation, doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement and delegating any or all of its powers, rights and obligations under this Agreement and appointing such officers of the LLC to perform acts or services for the LLC as the Majority in Interest may determine.

SECTION 5.02.  Bank Accounts.  Any Member of the LLC shall have the power to establish a bank account or accounts in the name of the LLC with such banking institution or institutions as the Majority in Interest shall deem advisable for the expeditious handling of the LLC’s funds.

SECTION 5.03.  Loans.  The LLC shall have the power and authority to borrow and lend funds, to pledge and encumber its assets as collateral in connection therewith, execute loan agreements, promissory notes, security agreements and financing statements and to take all other action necessary or appropriate in connection with such loans upon such terms and subject to such conditions as the Majority in Interest shall deem advisable.

ARTICLE VI
DISSOLUTION AND LIQUIDATION

SECTION 6.01.  Effect of Dissolution.  Upon dissolution, the LLC shall cease carrying on its business but shall not terminate until the winding up of the affairs of the LLC is completed, the assets of the LLC shall have been distributed as provided below and signed Articles of Dissolution have been filed with the Secretary of State of the State of Nevada.

SECTION 6.02.  Liquidation Upon Dissolution.  Upon the dissolution of the LLC, sole and plenary authority to effectuate the liquidation of the assets of the LLC shall be vested in the Majority in Interest, which shall have full power and authority to sell, assign and encumber any and all of the LLC’s assets and to wind up and liquidate the affairs of the LLC in an orderly and business-like manner.  The proceeds of liquidation of the assets of the LLC distributable upon a dissolution and winding up of the LLC shall be applied in the following order of priority:

(i)  first, to the creditors of the LLC, including creditors who are Members, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the LLC (of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

(ii) thereafter, to the Members in accordance with their Percentage Interests.

SECTION 6.03.  Winding Up and Certificate of Cancellation.  The winding up of the LLC shall be completed when all of its debts, liabilities, and obligations have been paid and discharged or reasonably adequate provision therefore has been made, and all of the remaining property and assets of the LLC have been distributed to the Members.  Upon the completion of the winding up of the LLC, the Articles of Dissolution of the LLC shall be filed with the Secretary of State of the State of Nevada.

ARTICLE VII
TRANSFERABILITY

SECTION 7.01. Transferability.  No Member may transfer any portion of his interest in the LLC without the unanimous written consent of all of the other Members (which consent may be granted or withheld in such Members’ sole and absolute discretion); provided, however, that any Member may transfer all or any portion of such Member's membership interest in the LLC to any other Member.

ARTICLE VIII
AMENDMENT

SECTION 8.01. Amendment Procedures.  This Agreement may be amended or modified only by a written instrument executed by each Member.  In addition, the terms or conditions hereof may be waived by a written instrument executed by the party waiving compliance.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

EDWARD KARR

/s/ Edward Karr

ARTHUR LEGER

/s/ Arthur Leger

FROST GAMMA INVESTMENTS TRUST

/s/ Phillip Frost
Phillip Frost, Trustee

DAVID RECTOR

/s/ David Rector